                                                                 EXHIBIT (p)(vi)

                                 CODE OF ETHICS

                           BALENTINE & COMPANY, L.L.C.

                                EFFECTIVE AS OF:
                                JANUARY 1, 2003

                                    PREAMBLE

         This Code of Ethics has been adopted by WT Investment Trust I (the "Trust"), WT Mutual Fund (the "Fund"), and the Board of Managers of Balentine & Company, L.L.C. (the "Investment Adviser"), insofar as the Investment Adviser serves as investment adviser to certain Series of the Trust and the Fund. The Boards of Trustees of the Trust and the Fund have approved this Code on behalf of the Series listed on Appendix "B" hereto and the Portfolios listed on Appendix "C" hereto.

         The Code has been adopted in accordance with the requirements of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Rule requires the Trust, the Fund, and the Investment Adviser to adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the 1940 Act and the Rule, and to use reasonable diligence to prevent violations of the Code. A current list of the individuals who have been determined to be "Access Persons" under this Code, along with current designations and reporting requirements, is set forth on Appendix "D."

         Violations of sub-paragraph (b) of the Rule may constitute grounds for the imposition of significant administrative and civil injunctive, as well as criminal, sanctions by the U.S. Securities and Exchange Commission (the "SEC") or the federal courts. All persons that are or that are about to become covered by this Code are expected to be familiar with the proscriptions of this Rule. To that end, a summary of Rule 17j-1(b) is included as Appendix "A" to this Code.

         Set forth below is the Code of Ethics adopted by the Trust, the Fund, and the Investment Adviser in compliance with the Rule. This Code of Ethics is based upon the principle that certain affiliated persons of the Investment Adviser owe a fiduciary duty to, among others, the shareholders of the Trust and/or the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Trust or the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

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1.       DEFINITIONS

         (a) "Access Person" includes any Advisory Person or Investment Personnel of the Investment Adviser, and any other employee and/or associated person so designated on Appendix "D" attached hereto.

         (b)      "Advisory Person" means:

                  (i) any employee of the Investment Adviser (or of any company in a control relationship to the Investment Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust or the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

                  (ii) any natural person in a control relationship to the Investment Adviser who obtains information concerning recommendations made to the Trust or the Fund with regard to the purchase or sale of Covered Securities by the Trust or the Fund.

         (c) A security is "being considered for purchase or sale" or is "being purchased or sold" when an instruction to purchase or sell the security has been made and communicated to the trading desk, which includes a pending "buy" or "sell" order with respect to a security for the Trust or the Fund. In addition, as to any person, a security is "being considered for purchase or sale" or is "being purchased or sold" if such person is considering giving an instruction to purchase or sell the security or is aware that any other person is considering giving an instruction to purchase or sell the security for the Trust or the Fund.

         (d) "Beneficial Ownership" for purposes of this Code, shall be interpreted in a manner consistent with the provisions of
                  Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security regardless of who is the registered owner. This would include:

                  (i) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;

                  (ii) securities held in the name of a member of his or her immediate family (spouse, minor child and adults) sharing the same household;

                  (iii) securities held by a trustee, executor, administrator, custodian or broker;

                  (iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

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                  (v)      securities held by a corporation which can be
                           regarded as a personal holding company of a person;
                           and

                  (vi) securities recently purchased by a person and awaiting transfer into his or her name.

         (e) "Compliance Designee" means a person designated and appointed by the Board of Managers of the Investment Adviser who is authorized and appointed by the Investment Adviser to perform, or procure the performance of, the various responsibilities assigned to such Compliance Designee by this Code.

         (f) "Control" has the same meaning as in Section 2(a)(9) of the 1940 Act.

         (g) "Covered Security" means any Security defined under Section 2(a)(36) of the 1940 Act [see (m) below], except that the following types of securities are generally exempt from trading restrictions under this Code:

                  (i)      direct obligations of the Government of the United
                           States;

                  (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  (iii) shares issued by open-end investment companies registered under the 1940 Act.

         (h) "Equivalent Security" shall include any option to purchase or sell, and any security convertible into or exchangeable for such Covered Security.

         (i) "Initial Public Offering" ("IPO") means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

         (j)      "Investment Personnel" means:

                  (i) any employee of the Investment Adviser (or of any company in a control relationship to the Investment Adviser), who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or the Fund; and

                  (ii) any natural person who controls the Investment Adviser, who obtains information concerning recommendations made to the Trust or the Fund regarding the purchase or sale of securities by the Trust or the Fund.

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         (k)      "Limited Offering" means an offering that is exempt from
                  registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506.

         (i) "Purchase or Sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         (m) "Security" shall have the same meaning set forth under Section 2(a)(36) of the 1940 Act, generally defined as any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

2.       PROHIBITED TRANSACTIONS

         (a) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1. Please refer to the applicable trading restrictions on the chart attached hereto as Appendix "F."

         (b)      Except as otherwise provided, no Access Person shall:

                  (i) purchase or sell, directly or indirectly, any Covered Security (or any Equivalent Security) in which he or she has or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which at the time of such purchase or sale, to the knowledge of such Access Person:

                           (A) is being considered for purchase or sale by the Trust or the Fund, as the case may be, or

                           (B) is being purchased or sold by the Trust or the Fund;

                  (ii) disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Trust or the Fund;

                  (iii) buy or sell a Covered Security within seven (7) calendar days before and after any Series of the Trust or the Fund trades in that security;

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                  (iv)     seek or accept anything of value, either directly or
                           indirectly, from broker-dealers or other persons providing services to the Trust or the Fund because of such person's association with the Trust or the Fund. For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to the Trust or the Fund will not be considered to be in violation of this section:

                           (A)      an occasional meal;

                           (B) an occasional ticket to a sporting event, the theater or comparable entertainment, or

                           (C) a holiday gift of fruit or other foods; provided, however, that such gift is made available to all members of the recipient's department; or

                  (v) trade on or communicate material non-public information, or "inside information" of any sort, whether obtained in the course of research activities, through a client relationship or otherwise.

(c)      Additionally, no Advisory Person or Investment Personnel shall:

         (i) acquire directly or indirectly any Beneficial Ownership in any securities in an IPO; or

         (ii) purchase any securities in a Limited Offering or Private Placement without prior notification to and receipt of approval from the Compliance Designee, or such other person designated by the Trust's or the Fund's Board of Trustees, as the case may be. Any person so authorized to purchase such securities shall disclose that investment when involved in the Trust's or the Fund's subsequent consideration of an investment in the issuer. In such circumstances, the Trust's or the Fund's decision to purchase securities of the issuer shall be subject to independent review by the Compliance Designee and at least one officer of the Investment Adviser with no personal interest in the issuer.

                  The Advisory Person or Investment Personnel proposing to make the acquisition and any subordinate of such individual shall be excluded from participating in such review.

(d)      Further, no Investment Personnel shall:

         (i) purchase and sell, or sell and purchase, the same Covered Security (or any Equivalent Security) within sixty (60) calendar days, and shall be required to disgorge any profits realized from such short-term trading; or

         (ii) serve on the board of directors of any publicly traded company without prior authorization of the Chairman and/or President of the Trust or the

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                  Fund, as the case may be. Any such authorization shall be
                  based upon a determination that the board service would be consistent with the interests of the Trust or the Fund and its respective shareholders.

3.       EXEMPTED TRANSACTIONS

         The prohibitions of Sections 2(b), 2(c) and 2(d) of the Code shall not apply to:

         (a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

         (b) purchases which are part of an automatic dividend reinvestment plan;

         (c) purchases or sales which are part of a systematic investment plan whereby assets are moved from one type of account to another, provided such accounts, together with the related security transactions, do not include Covered Securities. (Example: monthly transfers from a bank account to a mutual fund);

         (d) purchases or sales of shares of any series of the Trust or the Fund;

         (e) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

         (f) purchases or sales of securities of any issuer with a market capitalization of at least $5 billion, provided the amount of the trade does not exceed a total of $25,000.

         Notwithstanding these general exemptions, the SEC has full authority to examine all personal securities transactions to determine any violation of federal securities laws.

4.       COMPLIANCE PROCEDURES

         (a)      INITIAL HOLDINGS REPORTS

                  All Access Persons, shall disclose to the Compliance Designee within 10 days of becoming an Access Person:

                  (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

                  (ii) the name of any broker, dealer or bank ("financial institution") with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  (iii) the date that the report is submitted by the Access Person.

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                  The Initial Holdings Report shall be made on the form attached hereto as Schedule "A".

         (b)      QUARTERLY SECURITIES TRANSACTIONS REPORTS

                  (i) Every Access Person shall report to the Compliance Designee the information described below with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.

                  (ii) Reports required under this Section shall be made not later than 10 days after the end of the calendar quarter. EVERY ACCESS PERSON SHALL BE REQUIRED TO SUBMIT A REPORT FOR ALL PERIODS, INCLUDING THOSE PERIODS IN WHICH NO SECURITIES TRANSACTIONS WERE EFFECTED.

                  (iii) For all Access Persons, a report shall be made on the form of Quarterly Securities Transactions Report attached hereto as Schedule "C" or on any other form containing the following information:

                           (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership:

                                    (1)      the date of the transaction, the
                                             title, the interest rate and
                                             maturity date (if applicable), the
                                             number of shares, and the principal
                                             amount of each Covered Security
                                             involved;

                                    (2)      the nature of the transaction
                                             (i.e., purchase, sale or any other
                                             type of acquisition or
                                             disposition);

                                    (3)      the price at which the transaction
                                             in the Covered Security was
                                             effected;

                                    (4)      the name of the financial
                                             institution with or through which
                                             the transaction was effected; and

                                    (5)      the date that the report is
                                             submitted by the Access Person.

                           (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                                    (1)      the name of the financial
                                             institution with whom the Access
                                             Person established the account;

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

                                    (2)      the date the account was
                                             established; and

                                    (3)      the date that the report is
                                             submitted by the Access Person.

         (c)      ANNUAL HOLDINGS REPORTS

                  All Access Persons shall disclose to the Compliance Designee on an annual basis as of December 31st:

                  (i) the title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect Beneficial Ownership;

                  (ii) the name of any financial institution with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                  (iii) the date that the report is submitted by the Access Person.

                  The Annual Holdings Report shall be made on the form attached hereto as Schedule "B."

         (d)      STATEMENTS FROM FINANCIAL INSTITUTIONS

                  Every Access Person shall direct his or her financial institution to supply to the Compliance Designee, on a timely basis, duplicate copies of all periodic statements for all securities accounts.

                  If copies of periodic statements are not received within 30 days of the end of the reporting period, the Access Person shall provide a written authorization to the Compliance Designee to obtain such statements directly from the Access Person's financial institution.

         (e)      NOTIFICATION OF REPORTING OBLIGATION

                  The Compliance Designee shall notify each identified Access Person that he or she is subject to these reporting requirements and shall deliver a copy of the current Code of Ethics, and any subsequent amendments thereto, to each Access Person.

                  Please refer to the Reporting Requirements summarized on the chart attached hereto as Appendix "G."

         (f)      CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

                  Access Persons shall certify annually pursuant to the Annual Holdings Report that:

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                  (i)      they have read and understand the Code of Ethics and
                           recognize that they are subject thereto;

                  (ii) they have complied with the requirements of the Code of Ethics;

                  (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics; and

                  (iv) with respect to accounts that the Access Person has represented that he or she has no direct or indirect influence or control, such Access Person still has no direct or indirect influence or control over such accounts.

         (g)      CONFLICT OF INTEREST

                  Every Access Person shall notify the Compliance Designee of any personal conflict of interest relationship that may involve the Trust or the Fund, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any series of the Trust or the Fund.

         (h)      REVIEW OF REPORTS

                  The Compliance Designee or a designate shall review all holdings or transactions reports submitted by each Access Person, including periodic statements from financial institutions confirming personal securities transactions, to ensure that no trading has taken place in violation of the Rule or this Code of Ethics. Any material violations of this Code shall be reported to the Board of Trustees of the Trust or Fund, as the case may be, in accordance with Section 5 of this Code. The Compliance Designee shall maintain a current list of the persons responsible for reviewing the transactions and holdings reports, which is provided on Appendix "E" attached hereto.

         (i)      BENEFICIAL OWNERSHIP

                  As stated previously, beneficial ownership shall be interpreted in a manner consistent with the provisions of
                  Section 16 of the of the Securities Exchange Act of 1934, as amended. Any form of report required pursuant to this Section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in any Covered Security to which the report relates.

5.       ANNUAL REPORTING

         The Compliance Designee and the Investment Adviser shall furnish to the Boards of Trustees of the Trust and the Fund, and the Boards of Trustees shall consider, an annual report relating to this Code of Ethics. Such annual report shall:

         (a) describe any issues arising under the Code of Ethics or procedures during the past year;

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         (b)      identify any material violations of this Code or procedures, including sanctions imposed in response to such violations, during the past year;

         (c) identify any recommended changes in the existing restrictions or procedures under the Code of Ethics, based upon the experience of the Investment Adviser with respect to the Series it advises, evolving industry practices or developments in applicable laws or regulations; and

         (d) certify that the Investment Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

6.       REPORTING OF VIOLATIONS

         (a) The Compliance Designee shall initially submit an apparent material violation to the President of the Investment Adviser, the Trust and the Fund for a full review. There may be further consultation with the Board's Regulatory Oversight Committee as deemed appropriate.

         (b) Should the Compliance Designee find that a transaction otherwise reportable could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-l(b), it may, in its discretion, record a written memorandum of such finding and the reasons therefor with the periodic reports made pursuant to this Code of Ethics.

         (c) The Board's Regulatory Oversight Committee shall consider reports of material violations made hereunder and shall determine the extent to which the Code has been violated and what sanctions, if any, should be imposed.

7.       SANCTIONS

         Any securities trade found to be executed in violation of this Code or the Rule shall be unwound or, in the alternative, all profits disgorged to the affected series of the Trust or the Fund.

         Upon determination that a material violation of this Code has occurred, sanctions may be deemed appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

8.       RETENTION OF RECORDS

         As required under Rule 17j-1, the Investment Adviser, the Trust and the Fund shall maintain: this Code of Ethics; a list of all persons required to make reports hereunder from time to time; a copy of each report made by an Access Person hereunder; a list of all persons responsible for reviewing the reports required hereunder; a record of any decision, including the reasons supporting the decision, to approve the acquisition by an Advisory Person or Investment Personnel of securities in a Limited Offering or Private Placement; each memorandum made by the Compliance Designee hereunder; and a record of any violation hereof, including any action taken as a result of such violation.

                                       10

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9.       AMENDMENTS

         This Code shall be amended from time to time, as changing regulations warrant, as operational procedures are enhanced, or to reflect non-material updates. Should reported transaction activity of Access Persons indicate trends that could pose a potential risk to achieving full compliance with the Rule, additional trading restrictions may be implemented under this Code.

10.      ADOPTION AND APPROVAL

         The Trust, the Fund and the Board of Managers of the Investment Adviser shall approve and adopt this Code of Ethics, including any subsequent material changes to this Code. The Boards of Trustees of the Trust and the Fund shall also approve this Code on behalf of the Series advised by the Investment Adviser, including any subsequent material changes to the Code, no later than six (6) months after the adoption of a material change.

         Before approving this Code or any amendment to this Code, the Boards of Trustees of the Trust and the Fund shall have received a certification from the Investment Adviser that it has adopted procedures reasonable necessary to prevent Access Persons from violating this Code.

Originally Adopted:                 January, 2003

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                                                                    APPENDIX "A"

                            SUMMARY OF RULE 17j-1(b)

IT IS UNLAWFUL FOR:

- any affiliated person of, or principal underwriter for, a registered investment company ("Fund"), or

- any affiliated person of an investment adviser of, or of a principal underwriter for, a Fund,

in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired (see definition below) . . . by the Fund:

(1)      to employ any device, scheme or artifice to defraud the Fund;

(2) to make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

(3) to engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

(4)      to engage in any manipulative practice with respect to the Fund.

NOTE:

For purposes of Rule 17j-1, a "security held or to be acquired" by a Fund means:

         (i) any Covered Security within the meaning of the Rule (see the definition of the term "Covered Security" in this Code) which, within the most recent 15 days:

                  -        is or has been held by the Fund; or

                  - is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

         (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

                                       12

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                                                                    APPENDIX "B"

                         SERIES OF WT INVESTMENT TRUST I
                     ADVISED BY BALENTINE & COMPANY, L.L.C.

                               REAL ESTATE SERIES

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                                                                    APPENDIX "C"

                            WT MUTUAL FUND PORTFOLIOS
                OF SERIES ADVISED BY BALENTINE & COMPANY, L.L.C.

                         BALENTINE REAL ESTATE PORTFOLIO

                        WILMINGTON REAL ESTATE PORTFOLIO

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                                                                    APPENDIX "D"

                                "ACCESS PERSONS"
                             AS OF JANUARY 1, 2003

                    QUARTERLY REPORTING FORM - SCHEDULE "C"

-----------------------------------------------------------------------------------------------------------------------------------
                                 POSITION
                                   WITH               POSITION WITH       PHONE                                        ADDITIONAL
      NAME                       EMPLOYER              TRUST & FUND       NUMBER                 E-MAIL               DESIGNATION(S)
-----------------------------------------------------------------------------------------------------------------------------------
ROBERT E. REISER JR.     CHIEF INVESTMENT OFFICER         N/A          404-760-2204    breiser@balentineonline.com
-----------------------------------------------------------------------------------------------------------------------------------
DORSEY D. FARR           SENIOR ECONOMIST                 N/A          404-760-2148    dfarr@balentineonline.com
-----------------------------------------------------------------------------------------------------------------------------------
MARGARET D. HOOGS        SENIOR INVESTMENT ANALYST        N/A          404-760-2144    phoogs@balentineonline.com
-----------------------------------------------------------------------------------------------------------------------------------
DAVID A. SKID            SENIOR INVESTMENT ANALYST        N/A          404-760-2228    dskid@balentineonline.com
-----------------------------------------------------------------------------------------------------------------------------------

                                                                    APPENDIX "E"

                    DESIGNATED PERSONS TO SOLICIT AND REVIEW
                             CODE OF ETHICS REPORTS
                              AS OF JANUARY 1, 2003

-----------------------------------------------------------------------------------------------------
                         POSITION WITH INVESTMENT            PHONE
     NAME                        MANAGER                     NUMBER               E-MAIL
-----------------------------------------------------------------------------------------------------
JEFFREY P. ADAMS         EXECUTIVE VICE PRESIDENT *       404-760-2190     jadams@balentineonline.com
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

* MR. ADAMS ALSO SERVES AS THE COMPLIANCE DESIGNEE OF THE INVESTMENT ADVISER.

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                                                                    APPENDIX "F"

                 PROHIBITED TRANSACTIONS - REPORTABLE VIOLATIONS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                            ALL ACCESS        ADVISORY  INVESTMENT
                           TRADING RESTRICTIONS *                                             PERSONS          PERSONS   PERSONNEL
----------------------------------------------------------------------------------------------------------------------------------
DISCLOSE, TRADE OR OTHERWISE OFFER OR COMMUNICATE MATERIAL OR NON-PUBLIC
INFORMATION REGARDING ANY ACTIVITY ENGAGED IN OR CONTEMPLATED BY A BALENTINE SERIES.              X               X          X
----------------------------------------------------------------------------------------------------------------------------------
SEEK ANYTHING OF VALUE, OTHER THAN AN OCCASIONAL MEAL, TICKETS TO SPORTING
EVENTS, ETC., OR HOLIDAY GIFT.                                                                    X               X          X
----------------------------------------------------------------------------------------------------------------------------------
PURCHASE OR SELL A "COVERED SECURITY" THAT IS BEING CONSIDERED FOR PURCHASE OR
SALE BY A BALENTINE SERIES.                                                                       X               X          X
----------------------------------------------------------------------------------------------------------------------------------
PURCHASE OR SELL A "COVERED SECURITY" THAT IS CURRENTLY BEING PURCHASED OR SOLD
BY A BALENTINE SERIES.                                                                            X               X          X
----------------------------------------------------------------------------------------------------------------------------------
BUY OR SELL A "COVERED SECURITY" WITHN 7 CALENDAR DAYS BEFORE OR AFTER A BALENTINE
SERIES TRADES IN THAT SECURITY.                                                                   X               X          X
----------------------------------------------------------------------------------------------------------------------------------
ACQUIRE BENEFICIAL OWNERSHIP IN AN IPO.                                                                           X          X
----------------------------------------------------------------------------------------------------------------------------------
PURCHASE PART OF A LIMITED OFFERING AND/OR PRIVIATE PLACEMENT WITHOUT PRIOR APPROVAL
FROM THE APPROPRIATE PERSON(S).                                                                                   X          X
----------------------------------------------------------------------------------------------------------------------------------
"SHORT-SWING PROFITS" - PROFIT IN THE PURCHASE AND SALE, OR SALE AND PURCHASE, OF THE
SAME SECURITY WITHIN 60 DAYS.                                                                                                X
----------------------------------------------------------------------------------------------------------------------------------
SERVE ON THE BOARD OF ANY COMPANY WITHOUT PRIOR APPROVAL FROM THE APPROPRIATE
PERSON(S).                                                                                                                   X
----------------------------------------------------------------------------------------------------------------------------------

* REFER TO CODE OF ETHICS FOR SPECIFIC DETAILS.

                                                                    APPENDIX "G"

                             REPORTING REQUIREMENTS
                                "ACCESS PERSONS"

                                      AS AN

                                 "ACCESS PERSON"

                                YOU MUST PROVIDE:

                            INITIAL HOLDINGS REPORTS
                                 (Schedule "A")
                Due within 10 days of becoming an "Access Person"

                                       AND

                         QUARTERLY TRANSACTIONS REPORTS
                                 (Schedule "C")
                 Due within 10 days of each Calendar Quarter End

                                       AND

                     ANNUAL HOLDINGS REPORTS & CERTIFICATION
                                 (Schedule "B")
                     Due within 10 days of Calendar Year End

                                                                    SCHEDULE "A"

                           BALENTINE & COMPANY, L.L.C.

                                 CODE OF ETHICS
                             INITIAL HOLDINGS REPORT

To the Compliance Designee/Officer:

1.       I hereby agree and acknowledge the following:

         a. I have received a copy of the Code of Ethics (the "Code") of Balentine & Company, L.L.C., relating to certain Series of WT Investment Trust I (the "Trust") and WT Mutual Fund (the "Fund");

         b. I have read and understand the Code and recognize that I am subject thereto in my capacity as a designated "Access Person;"

         c. I fully understand my responsibilities under the Code and agree to comply with all applicable trading restrictions and reporting requirements; and

         d. I understand the sanctions that may be imposed for trading violations and/or failure to file timely reports, including review by the Board of Managers of Balentine and the Boards of Trustees of the Trust and the Fund.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Trust, the Fund or any of its respective Series.

3. As of the date below I had a direct or indirect Beneficial Ownership interest in the following securities:

--------------------------------------------------------------------------------
        TITLE/NAME AND            NUMBER OF SHARES AND        TYPE OF INTEREST
FULL DESCRIPTION OF SECURITIES      PRINCIPAL AMOUNT        (DIRECT OR INDIRECT)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4. As of the date below, the following is a list of all brokers, dealers, or banks with which I maintain an account in which securities are held for my direct or indirect benefit:

--------------------------------------------------------------------------------
     NAME AND ADDRESS OF FIRM,                               TYPE OF INTEREST
CONTACT PERSON, AND TELEPHONE NUMBER   ACCOUNT NUMBER      (DIRECT OR INDIRECT)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[ ] By checking this box, I hereby certify that all ____ or part____ of my trading information otherwise reportable above is included instead on the attached statement(s) from the financial institution(s) listed directly above.

                  Date:_______________      Signature:__________________________

                                            Name:_______________________________

                                            Title:_____________________________

                                            Balentine & Company, L.L.C.

                                                                    SCHEDULE "B"

                           BALENTINE & COMPANY, L.L.C.

                                 CODE OF ETHICS
                             ANNUAL HOLDINGS REPORT

To the Compliance Designee/Officer:

1.       I hereby agree and acknowledge the following:

         a. I have received of a copy of the Code of Ethics (the "Code") of Balentine & Company, L.L.C., relating to certain Series of WT Investment Trust I (the "Trust") and WT Mutual Fund (the "Fund");

         b. I have read and understand the Code and recognize that I am subject thereto in my capacity as a designated "Access Person";

         c. I fully understand my responsibilities under the Code and agree to comply with all applicable trading restrictions and reporting requirements; and

         d. I understand the sanctions that may be imposed for trading violations and/or failure to file timely reports, including review by the Board of Managers of Balentine and the Boards of Trustees of the Trust and the Fund.

2. I hereby certify that, during the year ended December 31, 2003, I have complied with all provisions of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Trust, the Fund or any of its respective Series.

4. As of December 31, 2003, I had a direct or indirect Beneficial Ownership interest in the following securities:

--------------------------------------------------------------------------------
        TITLE/NAME AND            NUMBER OF SHARES AND       TYPE OF INTEREST
FULL DESCRIPTION OF SECURITIES      PRINCIPAL AMOUNT       (DIRECT OR INDIRECT)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

5. As of the date below, the following is a list of all brokers, dealers, or banks with which I maintain an account in which securities are held for my direct or indirect benefit:

--------------------------------------------------------------------------------
     NAME AND ADDRESS OF FIRM,                                TYPE OF INTEREST
CONTACT PERSON, AND TELEPHONE NUMBER     ACCOUNT NUMBER     (DIRECT OR INDIRECT)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[ ] By checking this box, I hereby certify that all ____ or part____ of my trading information otherwise reportable above is included instead on the attached statement(s) from the financial institution(s) listed directly above.

                  Date:________________     Signature:_________________________

                                            Name:______________________________

                                            Title:_____________________________

                                            Balentine & Company, L.L.C.

                                                                    SCHEDULE "C"

                           BALENTINE & COMPANY, L.L.C.

                    QUARTERLY SECURITIES TRANSACTIONS REPORT
                               FOR ACCESS PERSONS

                 For the Calendar Quarter Ended: ______________

To the Compliance Designee/Officer:

During the quarter referred to above, I have reviewed all transactions that were effected by me or on my behalf, in securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership. Accordingly, in compliance with the required reporting pursuant to the Code of Ethics (the "Code") adopted by Balentine & Company, L.L.C., relating to certain Series of WT Investment Trust I ("the Trust"), WT Mutual Fund (the "Fund"), and Wilmington Trust Company, I hereby certify that:

         [ ] There are no additions to or deletions from my previously reported list of established accounts with financial institutions and there are no transactions outside of the duplicate account statements that have been provided to date.

         [ ] The following transactions are reportable and do not appear on the duplicate account statements that have been provided.

-----------------------------------------------------------------------------------------------------------------------------------
              TITLE/NAME &
      FULL DESCRIPTION OF SECURITY                               NUMBER OF     PRINCIPAL AMOUNT                       FINANCIAL
       INCLUDE INTEREST RATE AND                        BUY,      SHARES        OF TRANSACTION    PRICE AT WHICH    INSTITUTION ED
   MATURITY DATE FOR DEBT SECURITIES.       DATE OF     SELL,   (FOR EQUITY       (FOR DEBT      TRANSACTION WAS    THROUGH WHICH
(Please do not include ticker symbols.)   TRANSACTION   OTHER    SECURITIES)     SECURITIES)         EFFECTED      TRADE WAS EFFECT
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

         [ ] My established accounts with financial institutions have changed and the current complete list is set forth below.

-----------------------------------------------------------------------------
NAME OF FINANCIAL INSTITUTION    TELPHONE NUMBER    ACCOUNT     DATE ACCOUNT
  (BROKER, DEALER OR BANK)      & CONTACT PERSON    NUMBER    WAS ESTABLISHED
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

         As confirmation that I have read and understand my personal trading restrictions and related reporting responsibilities under the Code and recognizing that I am subject thereto as a designated "Access Person," I further certify that, except as noted above, I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust or the Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Trust, the Fund or any of its respective Series.

         I hereby agree that if you have not received copies of appropriate periodic statements for the accounts listed herein or on a previous Transactions Report, you are authorized to obtain such documents directly from each listed financial institution and such firm is hereby authorized to release such documents to the Compliance Designee of the Investment Adviser.

                  Date:_________________    Signature:_________________________

                                            Name:______________________________

                                            Title:_____________________________

                                            Balentine & Company, L.L.C.